Exhibit 10.2

Execution Copy

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED
PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of October 17, 2003

THIS AMENDMENT NO. 2 dated as of October 17, 2003 (“Amendment”) to the SECOND AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT, dated as of June 19, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”) is entered into by and between HPSC BRAVO FUNDING, LLC, a Delaware limited liability company (the “Buyer”) and HPSC, INC., a Delaware corporation (the “Seller”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List referenced in the Sale Agreement.

PRELIMINARY STATEMENTS

WHEREAS, pursuant to Section 4.01(r)(i) of the Sale Agreement, the Seller has represented and warranted, with respect to each Purchased Receivable, that at least one Scheduled Contract Payment had been made by the related Obligor prior to the related Purchase Date in accordance with clause (xxvi) of the definition of “Eligible Receivable” (as such clause was in effect prior to the effectiveness of this Amendment); and

WHEREAS, it has come to the attention of the parties hereto that, with respect to certain Purchased Receivables, no Scheduled Contract Payments had been made by the Obligors prior to the related Purchase Dates; and

WHEREAS, as a result of the foregoing, and also the resulting inaccuracy of the calculations of the Discounted Eligible Receivables Balance as set forth in certain Settlement Reports delivered by the Seller pursuant to Section 2.05(b) of the Sale Agreement, Events of Termination have occurred pursuant to Section 7.01(c) of the Sale Agreement (collectively, the “Eligibility Default”); and

WHEREAS, as described in Amendment No. 2 to the Receivables Purchase Agreement, dated as of the date hereof, a Wind-Down Event has occurred pursuant to Section 7.01(h) of the Receivables Purchase Agreement; and

WHEREAS, as a result of the occurrence of the above-described Wind-Down Event, and pursuant to Section 7.01(l) of the Sale Agreement, an Event of Termination has occurred (the “Cross Default”); and

WHEREAS, the Seller has requested that the Buyer waive, and the Buyer has agreed to waive, subject to the conditions set forth herein, the Eligibility Default and the Cross Default pursuant to Section 9.01 of the Sale Agreement; and

WHEREAS, the Buyer and the Seller have agreed to amend the Sale Agreement on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller agree as follows:

SECTION 1.                  Waiver.  Effective as of the date first above written, subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Buyer hereby waives each of the Eligibility Default and the Cross Default.

SECTION 2.                  Amendment to the Sale Agreement.  Effective as of the date first above written, subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Sale Agreement is hereby amended as follows:

(a)                    Section 5.04(a) of the Sale Agreement is amended by adding at the end thereof the following clause (vi):

(vi)                the Seller will not suffer or permit the sum of (A) an amount equal to (1) the lesser of (x) the “Maximum Revolver Amount” minus the “Letter of Credit Usage” and (y) the “Borrowing Base” minus the “Letter of Credit Usage”, minus (2) the outstanding principal balance of all “Advances” under the FootHill Credit Agreement (as such terms in quotations are defined in the FootHill Credit Agreement as in effect on the date hereof), plus (B) the Seller’s unrestricted cash on hand, to be less than $5,000,000 at any time.

(b)                   Section 7.01 of the Sale Agreement is amended by (i) adding “or” at the end of clause (n) thereof and (ii) adding, after such clause (n), the following clause (o):

(o)                                 The Seller shall fail, on or before January 1, 2004, to (i) complete an issuance of securities representing an equity interest in the Seller, in respect of which issuance the proceeds received by the Seller (net of transaction expenses) are greater than or equal to $15,000,000 or (ii) obtain debt financing (which may be a term loan or the issuance of term notes) in an available principal amount of $15,000,000, under the terms of which (A) the Seller’s repayment obligations are subordinate to the Seller’s repayment obligations under the FootHill Credit Agreement and (B) the Seller is not required to repay the principal amount of such debt prior to December 1, 2006.

SECTION 3.                  Representations and Warranties.  The Seller represents and warrants as follows:

(a)                    This Amendment and the Sale Agreement as amended hereby constitute legal, valid and binding obligations of the Seller and are enforceable against the Seller in accordance with their terms.

(b)                   Upon the effectiveness of this Amendment, the Seller hereby reaffirms that the representations and warranties contained in Article IV of the Sale Agreement are true and correct.

(c)                    Upon the effectiveness of this Amendment, the Seller hereby reaffirms all covenants made in the Sale Agreement and the other Facility Documents to which it is a party to the extent the same are not amended hereby and agrees that all such covenants shall be deemed to have been remade as of the effective date of this Amendment.

(d)                   Upon the effectiveness of this Amendment, no Event of Termination or Unmatured Event of Termination shall have occurred and shall be continuing.

SECTION 4.                  Conditions Precedent.  This Amendment shall become effective as of the date hereof on the date on which the Collateral Agent shall have received (i) a copy of this Amendment, duly executed and delivered by each of the Buyer and the Seller and (ii) a copy of Amendment No. 2 to the Receivables Purchase Agreement, dated as of the date hereof, duly executed by each party thereto.

SECTION 5.                  Amendments to Receivables Purchase Agreement.  For the avoidance of doubt, the parties hereto acknowledge that the “Definitions List” referred to in Section 1.01 of the Sale Agreement means Appendix A to the Receivables Purchase Agreement as amended from time to time, including by Amendment No. 1 to the Receivables Purchase Agreement, dated as of August 11, 2003, and by Amendment No. 2 to the Receivables Purchase Agreement, dated as of the date hereof.

SECTION 6.                  Reference to the Effect on the Sale Agreement.  (a)  Except as specifically set forth above, the Sale Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein and for the limited purposes set forth herein, operate as a waiver of any right, power or remedy of the Buyer, nor constitute a waiver of any provisions of the Sale Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(b)  Upon the effectiveness of this Amendment, each reference in the Sale Agreement to “this Sale Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Sale Agreement as amended hereby, and each reference to the Sale Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Sale Agreement shall mean and be a reference to the Sale Agreement as amended hereby.

SECTION 7.                  Headings.  Section headings in the Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

SECTION 8.                  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9.                  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HPSC, INC., as Seller

		By:	/s/ Rene Lefebvre
Name: Rene Lefebvre
Title: CFO

HPSC BRAVO FUNDING, LLC, as Buyer

		By:	/s/ Rene Lefebvre
Name: Rene Lefebvre
Title: Manager

Agreed and Acknowledged: MBIA Insurance Corporation, as Insurer and as Collateral Agent

By:	/s/ Andrew Laterza
Name: Andrew P. Laterza
Title: Vice President

Signature Page to Amendment No. 2 to Purchase and Contribution Agreement